                                                                     Exhibit 1.1

                                                               EXECUTION VERSION

                                  RETALIX LTD.

                             Underwriting Agreement

                                                              New York, New York
                                                                  April 28, 2004

To the Representatives
   named in Schedule I hereto
   of the Underwriters named
   in Schedule II hereto

Ladies and Gentlemen:

          Retalix Ltd., a company organized under the laws of Israel (the "COMPANY"), proposes to sell to the several underwriters named in Schedule II hereto (the "UNDERWRITERS"), for whom you (the "REPRESENTATIVES") are acting as representatives, the number of ordinary shares, NIS 1.00 par value ("ORDINARY SHARES"), of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the "UNDERWRITTEN SECURITIES"). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional Ordinary Shares set forth in Schedule I hereto to cover over-allotments (the "OPTION SECURITIES;" the Option Securities, together with the Underwritten Securities, being hereinafter called the "SECURITIES"). To the extent there are no additional Underwriters listed on
Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under, or furnished to the Commission pursuant to, the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

          1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

          (a) The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form F-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b) On the Effective Date, the Registration Statement did and, when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "SETTLEMENT DATE"), the Final Prospectus (and any supplement thereto) and the Registration Statement will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

          (c) Each of the Company and its consolidated subsidiaries (referred to herein as "SUBSIDIARIES") has been duly incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified to do business as a foreign corporation or limited liability company, as the case may be, or be in good standing under the laws of each jurisdiction which requires such qualification has not had and would not have, individually or in the aggregate, a Material Adverse Effect.

          (d) All the outstanding shares of capital stock or membership interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock or membership interests of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (e) The Company's authorized equity capitalization is as set forth in the Basic Prospectus. The capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus. The outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable. The Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable. The Securities are or will be duly listed for quotation and trading on the Nasdaq National Market, subject to official notice of issuance, and on the Tel Aviv Stock Exchange, upon the approval thereof by the Tel Aviv Stock Exchange. The certificates for the Securities are in valid and sufficient form. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities. Except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Final Prospectus under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business--Sales and Marketing," "--Research and Development," "--Legal Proceedings," "Management" and "Material Tax Considerations," and in the Base Prospectus under the headings "Risk Factors--Risks Related To Our Location in Israel--We currently participate in or receive tax benefits from government programs. These programs require us to meet certain conditions and these programs and benefits could be terminated or reduced in the future, which could harm our results of operations," "--Risks Related To Our Location in Israel--Because we have received grants from the Office of the Chief Scientist, we are subject to ongoing restrictions that limit the transferability of our technology and of our right to manufacture outside of Israel, and certain of our large shareholders are required to undertake to observe such restrictions," "Share Capital" and "Enforcement of Civil Liabilities," insofar as such statements summarize matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such matters, agreements, documents or proceedings.

          (g) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Securities by the Company. This Agreement has been duly authorized, executed and delivered by the Company.

          (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or performed by the Company or any of its Subsidiaries in connection with the transactions contemplated herein, except such as have been obtained under the Act and Israeli law and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus. In addition, each approval, consent, order, authorization, designation, declaration, or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company, including without limitation any approvals or exemptions required under Israeli law (except (i) such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), (ii) the Securities will be dually listed and admitted and authorized for trading on the Tel Aviv Stock Exchange only upon the approval of the Tel Aviv Stock Exchange, (iii) as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or blue sky laws, or (iv) the filing of this Agreement by the Company with the Commission) has been obtained or made and is in full force and effect.

          (j) Neither the Commission nor the Israeli Securities Authority has issued an order preventing or suspending the use of any Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus nor, to the Company's knowledge, instituted proceedings for that purpose.

          (k) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to,
     (i) the articles or memorandum of association, charter, bylaws or other organizational documents ("ORGANIZATIONAL DOCUMENTS") of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except in the case of (ii) for any conflict, breach, violation, lien, charge or encumbrance as would not have a Material Adverse Effect.

          (l) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (m) The consolidated historical financial statements and schedules of the Company and its Subsidiaries, BASS, Inc. and OMI International, Inc. included and/or incorporated by reference in the Preliminary Final Prospectus, Final Prospectus and the Registration Statement (which, as of the Execution Time, consists of the financial statements incorporated by reference to the Company's Report on Form 20-F/A filed with respect to the year ended December 31, 2002 and the Reports on Form 6-K furnished by the Company on November 21, 2003 (Exhibits 3 and 4 only), March 10, 2004, March 26, 2004 (all three reports contained therein) and April 13, 2004) present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries, BASS Inc. and OMI International, Inc., respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Final Prospectus and Registration Statement fairly present, on the basis stated in the Final Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus (the "pro forma financial statements") include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus The pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

          (n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (o) Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

          (p) Neither the Company nor any Subsidiary is in violation or default of any provision of its Organizational Documents, or in violation or default in any material respect of (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable.

          (q) Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, who have certified certain financial statements of the Company and its Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (r) Nation Smith Hermes Diamond (an independent member of the BDO Seidman Alliance), who have certified certain financial statements of (i) Retalix Holdings, Inc. and certain Subsidiaries and (ii) Retalix USA Inc. and a Subsidiary, and delivered their report with respect to the audited consolidated financial statements and schedules of such respective entities included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (s) Flagel, Huber, Flagel & Co., who have certified certain financial statements of BASS, Inc. and delivered their report with respect to the audited financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (t) Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), who have certified certain financial statements of Cell-Time Ltd. and delivered their report with respect to the audited financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (u) Grossman Yanak & Ford LLP, who have certified certain financial statements of Retail Control Systems, Inc. and delivered their report with respect to the audited financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (v) Deloitte & Touche LLP, who have certified certain financial statements of OMI International, Inc. and delivered their report with respect to the audited financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (w) Except for Israeli stamp duties that may be payable in connection with this Agreement, there are no share transfer taxes, stamp duties or other similar fees or charges under the laws of Israel, the United States or any state or political subdivision of any thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance, delivery or sale by the Company of the Securities.

          (x) The Company and each of its Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file has not had and would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or has not had and would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (y) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company's knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that has had and would have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (z) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that has not had and would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (aa) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Final Prospectus (exclusive of any supplement thereto).

          (bb) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for those the failure of which to possess has not had and would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has had and would have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (cc) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with applicable generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (dd) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (ee) The Company and its Subsidiaries are (i) in compliance with any and all applicable U.S., Israeli, state and local laws and regulations relating to (A) the protection of the environment (B) hazardous or toxic substances or wastes, pollutants or contaminants, or (C) the protection of human health and safety with respect to the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, in each case except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability has not had and would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the Final Prospectus, neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. The Company has reasonably concluded that any costs and liabilities resulting from the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (ff) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), has been satisfied in all material respects by each "pension plan" (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its Subsidiaries that are subject to such standard, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its Subsidiaries subject to ERISA has fulfilled its obligations, if any, under
     Section 515 of ERISA in all material respects; neither the Company nor any of its Subsidiaries subject to ERISA maintains or is required to contribute to a "welfare plan" (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than "continuation coverage" (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its Subsidiaries subject to ERISA is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its Subsidiaries subject to ERISA has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

          (gg) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any currently effective provision that applies to the Company or its directors or officers in their capacities as such of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "SARBANES OXLEY ACT"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (hh) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such entities or persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA. "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

          (ii) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and to the Company's knowledge, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (jj) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person whom the Company is aware is currently subject to any U.S. sanctions administered by OFAC.

          (kk) Retalix Holdings, Inc., Retalix USA Inc., StoreNext Retail Technology, LLC and OMI International, Inc. are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

          (ll) The Company and its Subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "INTELLECTUAL PROPERTY") necessary for the conduct of the Company's business as now conducted or as proposed in the Final Prospectus to be conducted. Except as set forth in the Final Prospectus under the caption "Business--Legal Proceedings," (a) other than agreements to which the Company or one of its Subsidiaries is a party, there are no rights of third parties to any such Intellectual Property; (b) to the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim against the Company or any of its Subsidiaries by others challenging the validity or scope of any such Intellectual Property owned by the Company or its Subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application known to the Company which contains claims that dominate or may dominate any Intellectual Property described in the Final Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which is required to be and has not been disclosed to the U.S. Patent and Trademark Office. The statements contained in the Final Prospectus under the captions "Risk Factors--Risks Related To Our Business," "Business--Technology," "--Proprietary Rights" and "--Legal Proceedings" insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

          (mm) Other than would not have a Material Adverse Effect, the Company is in compliance with all conditions or requirements stipulated by
     (i) instruments of approval granted to it by any Israeli authority with respect to the "approved enterprise" status of any of its facilities, or
     (ii) Israeli laws and regulations relating to such approved enterprise status, and does not have any knowledge or reason to believe that it will not continue to comply in every material respect with such instruments of approval. The execution, delivery, and performance of this Agreement and the issuance and delivery of the Securities do not violate or cause a default under any condition or requirement described in the immediately preceding sentence. All information supplied by the Company with respect to its applications for "approved enterprise" status was true, correct and complete in all material respects when supplied to the appropriate authorities. The Company has not received any notice of proceedings relating to revocation or modification of the "approved enterprise" status of any of the Company's facilities which might jeopardize the Company's ability to receive the benefits of "approved enterprise" status.

          (nn) The Company is in compliance with all conditions or requirements stipulated by (i) the instruments of approval granted to it by the Office of the Chief Scientist with respect to any research and development grants given to it by such Office, or (ii) Israeli laws and regulations relating to such grants and does not have any knowledge or reason to believe that it will not continue to comply with such instruments of approval, except, in each case, as has not had and would not have, individually or in the aggregate, a Material Adverse Effect or as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto). The execution, delivery and performance of this Agreement and the issuance and delivery of the Securities do not violate or cause a default under any condition or requirement described in the immediately preceding sentence. All information supplied by the Company with respect to its applications for such grants was true, correct and complete when supplied to the Office of the Chief Scientist, except as has not had and would not have, individually or in the aggregate, a Material Adverse Effect or as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (oo) The Company and each of its Subsidiaries are in compliance, in all material respects, with the labor and employment laws and collective bargaining agreements applicable to their respective employees in Israel.

          (pp) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Israel, the United States, or any state or political subdivision of any thereof.

          (qq) The Company is not, and does not believe that, upon consummation of the transactions contemplated hereby and the application of the proceeds as described in the Final Prospectus under the caption "Use of Proceeds," it will become, a passive foreign investment company as defined in Section 1297 of the Internal Revenue Code of 1986, as amended.

          (rr) The Company believes that it qualified for 2003 as an "Industrial Company" within the definition of the Law for the Encouragement of Industry (Taxes), 1969; and absent a change in such law, the Company intends to continue to so qualify for 2004.

          (ss) No transaction has occurred between or among the Company or its Subsidiaries, on the one hand, and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder, on the other, that is required to be described in and is not described in the Final Prospectus. All approvals necessary to be received for such transactions under the Company's Organizational Documents, statute, rule or regulation or by the Nasdaq National Market have been received.

          (tt) For a period of twelve months prior to and including the Closing Date, the Company has not offered or sold any of its securities in Israel, save for (i) options issued to its employees or employees of subsidiaries in Israel and (ii) any of the Securities that may be offered in Israel, in each case which issuance of options or offering of Securities was made in compliance with the requirements set forth in the Israeli Securities Law 5728-1968 and the regulations promulgated thereunder.

          (uu) The Company is not a reporting issuer in any province or territory of Canada.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $17.01 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule II hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 450,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "CLOSING DATE"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

          5. AGREEMENTS. The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.

     Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives
     (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of the Registration Statement, any Preliminary Final Prospectus (including any supplement thereto) and the Final Prospectus (including any supplement thereto).

          (e) The Company will use its best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto; PROVIDED, HOWEVER, that the Company may issue new options and issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; PROVIDED FURTHER, HOWEVER, that the Company may, until the Business Day set forth on Schedule I hereto, issue up to 700,000 Ordinary Shares in connection with acquisitions, as long as the recipients of such shares agree to be subject to a substantially similar lock-up.

          (g) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

          (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (i) The Company agrees to pay the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Final Prospectus and the Final Prospectus; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Final Prospectus and the Final Prospectus as may, in each case, be reasonably requested by the Underwriters for use in connection with the offering and sale of the Securities; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (D) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (E) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market and the Tel Aviv Stock Exchange; (F) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (G) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (H) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (I) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (J) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

          (j) To the extent that it can do so in a manner consistent with its business objectives, the Company shall use reasonable best efforts to avoid becoming a PFIC. If the Company determines that is has become a PFIC, it will use its best efforts to inform its shareholders of such PFIC status as soon as practicable and to provide its shareholders with the information and statements requested by them to comply with any applicable reporting and other requirements of Sections 1291-1298 of the Code.

          (k) To the extent that, and for as long as the laws of Israel or any other foreign jurisdiction in which the Securities are offered require any permit or approval by, or exemption of, any local authority of the transactions contemplated hereby to be legally permitted and to remain effective, the Company will obtain and maintain each such permit, approval or exemption valid and in full force and effect for such time as is required by such jurisdiction.

          (l) The Company will take all actions necessary for listing the Securities on the Tel Aviv Stock Exchange and will file all required information with the Israeli Investment Center following the consummation of the transactions contemplated hereby.

          (m) Except for the offer and sale of the Securities contemplated hereby, the Company will not from the date hereof up to and including the Closing Date offer or sell any of its securities in Israel, save for options issued to its Israeli employees and Ordinary Shares that may be issued to Israelis pursuant to Section 5(f) above, which issuances shall be made in compliance with the requirements set forth in the Israeli Securities Law 5728-1968 and the regulations promulgated thereunder.

          6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Goldfarb, Levy, Eran & Co., Israeli counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                    (i)    The Company and Tamar Industries M.R. Electronic
          (1985) Ltd., TradaNet Electronic Commerce Services Ltd., Store Next Ltd. and StoreAlliance.Com Ltd. (individually, an "ISRAELI SUBSIDIARY" and, collectively, the "ISRAELI SUBSIDIARIES") has been duly incorporated and is validly existing as a company under the laws of Israel, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus.

                    (ii) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Securities by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company.

                    (iii) All the outstanding shares of capital stock of each Israeli Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, based solely on such counsel's review of the respective shareholder registers of the Israeli Subsidiaries, all outstanding share capital of the Israeli Subsidiaries is owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interest or lien.

                    (iv) The Company's authorized equity capitalization is as set forth in the Final Prospectus. The share capital of the Company conforms in all material respects to the description thereof contained in the Final Prospectus. The outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable. The Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable. The Securities will be duly listed, admitted and authorized for trading on the Tel Aviv Stock Exchange upon approval thereof by the Tel Aviv Stock Exchange.

                    (v) The certificates for the Securities are in valid and sufficient form. The holders of outstanding Ordinary Shares are not entitled under any law or the Organizational Documents of the Company or the Israeli Subsidiaries and, to such counsel's knowledge, under any contracts, to preemptive or other rights to subscribe for the Securities. Except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                    (vi) To the knowledge of such counsel, there is no pending or threatened material legal proceeding by or before any Israeli court or governmental agency, or any other Israeli official, authority or body or any arbitrator in Israel involving the Company or any of its Subsidiaries or its or their property which is not disclosed in the Final Prospectus, and, to such counsel's knowledge, there is no material franchise, contract or other document that has been entered into by the Company or any of its Subsidiaries other than in the ordinary course of business and that is not described in the Final Prospectus or filed as an exhibit to the Registration Statement; and the statements in the Final Prospectus under the headings "Business--Legal Proceedings," "Management--Conflict of Interest under Israeli Law," "--Board Practices" and "Material Tax Considerations--Israeli Taxation," and in the Base Prospectus under the headings "Risk Factors--Risks Related To Our Location in Israel--We currently participate in or receive tax benefits from government programs. These programs require us to meet certain conditions and these programs and benefits could be terminated or reduced in the future, which could harm our results of operations," "--Risks Related To Our Location in Israel--Because we have received grants from the Office of the Chief Scientist, we are subject to ongoing restrictions that limit the transferability of our technology and of our right to manufacture outside of Israel, and certain of our large shareholders are required to undertake to observe such restrictions," "Share Capital" and "Enforcement of Civil Liabilities," insofar as such statements summarize Israeli legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                    (vii) The Registration Statement, the Final Prospectus and all other filings by the Company with the Commission have been duly authorized (and the Registration Statement has been duly executed) by and on behalf of the Company.

                    (viii) Assuming that the Securities are not offered in Israel to investors that are not qualified under Section 15A(b) of the Securities Law, 5729-1968, in excess of the number of non-qualified investors remaining to the Company under Section 15A(a)(1) thereof, no consent, approval, authorization, filing with or order, designation or declaration of, by or with any Israeli court or Israeli regulatory, administrative or other governmental agency or body is required to be obtained or performed by the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated herein, except (A) the approval of the Investment Center and the Office of the Chief Scientist, each of which has been obtained and is in full force and effect and which, in the case of the approval of the Investment Center, is subject to the filing of certain information following the consummation of the transactions contemplated hereby and
          (B) the approval of the Tel Aviv Stock Exchange to list the Securities thereon. To the knowledge of such counsel, no proceedings to rescind or modify such consents, approvals, authorizations and exemptions have been instituted and none are pending or contemplated by any Israeli authority.

                    (ix) To the knowledge of such counsel, the Israeli Securities Authority has not issued an order preventing or suspending the use of any Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus relating to the proposed offering of the Securities nor has it instituted proceedings for that purpose.

                    (x) Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof, will conflict with, result in a breach or violation of, give rise to a right to terminate or accelerate the due date of any payment due under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Israeli Subsidiaries pursuant to,
          (i) the Organizational Documents of the Company or any of the Israeli Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument of which such counsel is aware, to which the Company or any of its Israeli Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any Israeli statute, law, rule, regulation or, to the knowledge of such counsel, any judgment, order or decree applicable to the Company or any of its Israeli Subsidiaries of any Israeli court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Israeli Subsidiaries or any of its or their properties, except in the case of clause (ii) for any conflict, breach, violation, lien, charge or encumbrance as would not have, individually or in the aggregate, a Material Adverse Effect.

                    (xi) To the knowledge of such counsel, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is a party or by which it or any of its assets or properties or businesses may be bound or affected, that is described in, referred to in or filed as an Exhibit to the Registration Statement, where the consequences of such default, individually or in the aggregate, has had and would have, individually or in the aggregate, a Material Adverse Effect on the Company and except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                    (xii) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement; except as disclosed in the Registration Statement and the Final Prospectus, to the knowledge of such counsel, upon the consummation of the transactions contemplated hereby, the Company will not have any material obligations pursuant to any shareholders' agreements or voting trusts with respect to any securities of the Company.

                    (xiii) To the knowledge of such counsel, none of the licenses, approvals or permits described in the Final Prospectus as having been issued by any Israeli authority have been rescinded or modified and such licenses, approvals or permits are in full force and effect, except as has not had and would not have, individually or in the aggregate, a Material Adverse Effect or as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto); such counsel is not aware that any proceedings to rescind or modify such licenses, approvals or permits have been instituted and are pending or threatened by any Israeli authority; and under exchange control regulations currently in effect there are no authorizations or consents required from any governmental or regulatory body in Israel to give nonresidents of Israel the right to freely repatriate to non-Israel currency all amounts received with respect to Securities that were purchased with non-Israel currency, whether as a dividend, as a liquidating distribution or as proceeds from the sale of such shares, subject to applicable tax withholding.

                    (xiv) To the knowledge of such counsel, all real property and buildings held under lease by the Company in Israel are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company as described in the Final Prospectus.

                    (xv) Except for Israeli stamp tax duties that may be payable in connection with this Agreement, there are no share transfer taxes, stamp duties or other similar fees or charges under the laws of Israel or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance, delivery or sale by the Company of the Securities.

                    (xvi) Under the laws of Israel, the submission by the Company to the jurisdiction of any federal or state court sitting in New York and the designation of the law of the State of New York to apply to this Agreement will be binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel subject to the existence of special circumstances or considerations, and subject generally to the discretion of the Israeli court ruling on the matter.

                    (xvii) Subject to certain time limitations, Israeli courts have the authority to enforce United States final executory judgments for liquidated amounts in civil matters, obtained after due process before a court of competent jurisdiction (according to the laws of the state in which the judgment was given and the rules of private international law currently prevailing in Israel), provided that (i) the judgment is enforceable in the state in which it was given; (ii) adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and defense;
          (iii) the judgment or the enforcement thereof is not contrary to the law, public policy, security or sovereignty of Israel; (iv) the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties; and
          (v) an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

                    (xviii) The Company has appointed Retalix USA Inc. as the authorized agent of the Company for the purpose described in Section 17 of this Agreement.

          Such opinion shall also state that, although such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus (except to the extent specified in such opinion), such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and related notes thereto and other financial or accounting data contained therein, as to which such counsel need express no opinion).

          Such opinion shall be limited solely to the laws of Israel. In rendering such opinion, such counsel may rely on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

          (c) The Company shall have requested and caused Sullivan & Worcester LLP, United States counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                 (i) Each of Retalix Holdings, Inc., Retalix USA Inc., Retail Control Systems, Inc., BASS, Inc., StoreNext Retail Technology, LLC and OMI International Inc. (each, a "U.S. SUBSIDIARY" and, collectively, the "U.S. SUBSIDIARIES") has been duly incorporated or organized, as applicable, and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified to do business as a foreign corporation or limited liability company, as the case may be, or be in good standing under the laws of each jurisdiction which requires such qualification has not had and would not have, individually or in the aggregate, a Material Adverse Effect.

                 (ii) All the outstanding shares of capital stock or membership interest, as the case may be, of each U.S. Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock or membership interests of each U.S. Subsidiary are owned by the Company either directly or through wholly owned subsidiaries. To the knowledge of such counsel, such shares are owned free and clear of any perfected security interest, claim, lien or encumbrance.

                 (iii) The Securities are duly listed for trading, subject to official notice of issuance, on the Nasdaq National Market.

                 (iv) To the knowledge of such counsel, (i) there is no pending or threatened action, suit or proceeding by or before any U.S. court or governmental agency, or any other U.S. official authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and (ii) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Final Prospectus under the headings "Business--Legal Proceedings" and "Material Tax Considerations--U.S. Taxation," insofar as such statements summarize United States legal matters, agreements or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements or proceedings.

                 (v) The Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, Preliminary Final Prospectus and Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened; the Registration Statement and the Final Prospectus (other than the financial statements and related notes thereto and the other financial or accounting data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

                 (vi) This Agreement has been duly and validly executed and delivered by the Company.

                 (vii) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

                 (viii) No consent, approval, authorization, filing with or order of any court or governmental agency or body of the United States (or any state or political subdivision thereof) is required to be obtained or performed by the Company or any of its Subsidiaries in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained.

                 (ix) Neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its U.S. Subsidiaries pursuant to, (i) the Organizational Documents of any U.S. Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument of which such counsel is aware, to which the Company or any of its U.S. Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any U.S. statute, law, rule, regulation or, to the knowledge of such counsel, any judgment, order or decree applicable to the Company or any of its U.S. Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the United States (or any state or political subdivision thereof) having jurisdiction over the Company or any of its U.S. Subsidiaries or any of its or their properties, except in the case of clause (ii) for any conflict, breach, violation, lien, charge or encumbrance as would not have, individually or in the aggregate, a Material Adverse Effect.

                 (x) Assuming the validity of such actions under the laws of Israel, the Company has validly appointed Retalix USA Inc. as its authorized agent for service of process pursuant to the Agreement, and service of process effected on such agent in the manner set forth in
          Section 17 of the Agreement will be effective to confer valid personal jurisdiction in any New York court over the Company.

          Such opinion shall also state that, although such counsel is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus (except to the extent specified in such opinion), such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and related notes thereto and the other financial or accounting data contained therein, as to which such counsel need express no opinion).

          Such opinion shall be limited solely to the laws of the State of New York, the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the Federal laws of the United States. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph
     (c) shall also include any supplements thereto at the Closing Date.

          (d) The Representatives shall have received from Fischer, Behar, Chen & Co., Israeli counsel for the Underwriters, and Weil, Gotshal & Manges LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                    (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                    (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                    (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (f) The Company shall have requested and caused Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, stating in effect that:

                    (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission;

                    (ii) in their opinion the consolidated financial statements and financial statement schedules audited by them and incorporated by reference or included, as the case may be, in the Registration Statement and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and related rules and regulations adopted by the Commission;

                    (iii) on the basis of a reading of the latest unaudited financial data made available by the Company and its Subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the 2004 meetings of the stockholders, board of directors, and the audit committee and other committees of the Company as set forth in the minute books at a date not more than five business days prior to the date of the letter; inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to transactions and events subsequent to December 31, 2003; and reading the letters dated April 28, 2004 of Nation Smith Hermes Diamond (an independent member of the BDO Seidman Alliance), with regard to Retalix Holdings, Inc. and subsidiaries for the years ended December 31, 2001, 2002 and 2003, of Flagel, Huber, Flagel & Co., with regard to BASS Inc. for the year ended December 31, 2001, and of Kost Forer Gabay & Kasierer (a member of Ernst & Young Global), with regard to Cell-Time Ltd. for the year ended December 31, 2003, nothing came to their attention which caused them to believe that with respect to the period subsequent to December 31, 2003, there were any changes in the consolidated capital stock or increases in consolidated long-term debt of the Company and its subsidiaries at March 31, 2004, as compared with the amounts shown on the December 31, 2003 audited consolidated balance sheet incorporated by reference or included, as the case may be, in the Registration Statement and the Final Prospectus, or for the period from January 1, 2004 to March 31, 2004 there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales of the Company and its subsidiaries, except in all instances for changes or decreases which the Registration Statement and the Final Prospectus discloses have occurred or may occur;

                    (iv) on the basis of carrying out certain even more limited procedures, consisting of inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to transactions and events subsequent to March 31, 2004; a reading of the minutes of the 2004 meetings of the stockholders, board of directors, and the audit committee and other committees of the Company as set forth in the minute books at a date not more than five business days prior to the date of the letter; and reading the letters dated April 28, 2004 of Nation Smith Hermes Diamond (an independent member of the BDO Seidman Alliance), with regard to Retalix Holdings, Inc. and subsidiaries for the years ended December 31, 2001, 2002 and 2003, of Flagel, Huber, Flagel & Co., with regard to BASS Inc. for the year ended December 31, 2001, and of Kost Forer Gabay & Kasierer (a member of Ernst & Young Global), with regard to Cell-Time Ltd. for the year ended December 31, 2003, nothing came to their attention which caused them to believe that with respect to the period subsequent to March 31, 2004, there were any changes in the consolidated capital stock or increases in consolidated long-term debt of the Company and its subsidiaries at a specified date not more than five days prior to the date of the letter, as compared with the amounts shown on the December 31, 2003 audited consolidated balance sheet incorporated by reference or included, as the case may be, in the Registration Statement and the Final Prospectus, or for the period from March 31, 2004 to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales of the Company and its subsidiaries, except in all instances for changes or decreases which the Registration Statement and the Final Prospectus discloses have occurred or may occur;

                    (v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including (without limitation) certain information set forth under the captions "Prospectus Supplement Summary," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the Final Prospectus, and the information included or incorporated by reference in Items 3, 4, 5, and 11 of the Company's Report on Form 20-F, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation;

                    (vi) on the basis of a reading of the unaudited pro forma financial statements; carrying out certain specified procedures; inquiries of certain officials of the Company and OMI International Inc. who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements included in the Final Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

          (g) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives) with respect to the financial information of OMI International, Inc., included or incorporated by reference in the Registration Statement and the Final Prospectus, in form and substance satisfactory to the Representatives, (1) confirming that they are independent public accountants within the meaning of the Act and the Exchange Act and the respective rules and regulations of the Commission adopted thereunder and (2) stating, as of the date of the letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date of the letter), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings. All references to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

          (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change specified in the letters referred to in paragraphs (f) and (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (j) The Securities shall have been listed for trading on the Nasdaq National Market and an application for the listing of the Securities on the Tel Aviv Stock Exchange shall have been submitted by the Company, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company, addressed to the Representatives.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in reasonably satisfactory form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Weil, Gotshal & Manges LLP, counsel for the Underwriters, at 767 Fifth Avenue, New York, New York 10153, on the Closing Date.

          7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting," (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the paragraph relating to short sales, stabilization and syndicate covering transactions, (iv) the paragraph relating to passive market making, (v) the paragraph relating to restrictions on offers of Ordinary Shares in the United Kingdom and The Netherlands, (vi) the paragraph relating to the availability of a prospectus in electronic format, Internet distributions and online brokerage account holders and (vii) the paragraph relating to penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

          (c)    Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Citigroup Global Markets Inc. An indemnifying party will not, without the prior written consent (which shall not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d)    In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. TERMINATION. This Agreement shall be subject to termination in the discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Ordinary Shares shall have been suspended by the Commission, the Israeli Securities Authority, the Nasdaq National Market or the Tel Aviv Stock Exchange or trading in securities generally on the New York Stock Exchange, the Nasdaq National MARKET or the Tel Aviv Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchanges or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Retalix Ltd., Chief Financial Officer (fax no. +972-9-744-4756) and confirmed to it at Retalix Ltd., 10 Zarhin Street, Corex House, 43000, Ra'anana, Israel, Attention: Chief Financial Officer, with a copy to Harvey E. Bines, Sullivan & Worcester LLP (fax no. (617) 338-2880) and confirmed to Harvey E. Bines, Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109.

          13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

          17. JURISDICTION. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Retalix USA Inc., which currently maintains an office at 6200 Tennyson Parkway, Suite 150, Plano, Texas 75024, United States of America, as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company . Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Israel.

     The provisions of this Section 17 shall survive any termination of this Agreement, in whole or in part.

          18. WAIVER OF JURY TRIAL. Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof.

          19. DEFINITIONS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Material Adverse Effect" shall mean an effect that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415," "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

                            [SIGNATURE PAGES FOLLOW]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                       Very truly yours,


                                       Retalix Ltd.


                                       By: /s/ Barry Shaked
                                           ------------------------------
                                           Name: Barry Shaked
                                           Title: Chief Executive Officer


                                       Retalix USA Inc.
                                       (solely in respect of Section 17 hereof)


                                       By: /s/ Jeffrey E. Yelton
                                           ------------------------------
                                           Name: Jeffrey E. Yelton
                                           Title: CEO

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.

By: /s/ Joel Maryles
   ----------------------------
   Name: Joel Maryles
   Title: Managing Director


For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                   SCHEDULE I


Underwriting Agreement dated April 28, 2004

Registration Statement No. 333-110681

Representative(s): Citigroup Global Markets Inc.
                   UBS Securities LLC,
                   Piper Jaffray & Co.
                   C.E. Unterberg, Towbin LLC

Title, Purchase Price and Description of Securities:

        Title:  Ordinary Shares

        Number of Shares to be sold by the Company: 3,000,000

        Price to Public per Share (include accrued dividends, if any): $18.00

        Price to Public -- total: $54,000,000

        Underwriting Discount per Share: $0.99

        Underwriting Discount -- total: $2,970,000

        Proceeds to Company per Share: $17.01

        Proceeds to Company -- total: $51,030,000

Closing Date, Time and Location:  May 4, 2004 at 10:00  a.m.  at the  offices of Weil, Gotshal & Manges LLP, 767 Fifth
                                  Avenue, New York, New York 10153

Type of Offering:  Non-Delayed

Date referred to in Section 5(f) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the Representative(s): August 2, 2004

Over-allotment Option: 450,000 shares

                                   SCHEDULE II

                                                     NUMBER OF UNDERWRITTEN
     UNDERWRITERS                                    SECURITIES TO BE PURCHASED
     ------------                                    --------------------------
     Citigroup Global Markets Inc.                          1,350,000

     UBS Securities LLC                                       975,000

     Piper Jaffray & Co.                                      450,000

     C.E. Unterberg, Towbin LLC                               225,000

                                                     --------------------------

     Total ........................................         3,000,000
                                                     ==========================

[Form of Lock-Up Agreement]                                           EXHIBIT A

     [LETTERHEAD OF OFFICER, DIRECTOR OR MAJOR STOCKHOLDER OF RETALIX LTD.]

               RETALIX LTD. -- PUBLIC OFFERING OF ORDINARY SHARES

April 28, 2004

Citigroup Global Markets Inc.
UBS Securities LLC
Piper Jaffray & Co.
C.E. Unterberg, Towbin LLC
As Representative of the several Underwriters, c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "UNDERWRITING AGREEMENT"), between Retalix Ltd, an Israeli company (the "COMPANY"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Ordinary Shares (the "ORDINARY SHARES") of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than Ordinary Shares disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]